Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned constitutes and appoints Matthew R. Broad, Anthony G. Morrow and Jessica P. Lange, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 (or other appropriate form) of Darden Restaurants, Inc. (the “Company”), and any or all amendments (including post-effective amendments) thereto, to register public offerings by the Company from time to time of an indeterminate amount of securities, which securities may consist of debt securities of the Company, including without limitation debt securities convertible or exchangeable into the Company’s Common Stock, without par value (the “Common Stock”), Common Stock or any combination of the foregoing, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed effective as of the 21st day of September, 2022, by the following persons.

By: /s/ Margaret Shân Atkins Margaret Shân Atkins	By: /s/ Eugene I. Lee, Jr. Eugene I. Lee, Jr.
By: /s/ Ricardo Cardenas Ricardo Cardenas	By: /s/ Nana Mensah Nana Mensah
By: /s/ Juliana L. Chugg Juliana L. Chugg	By: /s/ William S. Simon William S. Simon
By: /s/ James P. Fogarty James P. Fogarty	By: /s/ Charles M. Sonsteby Charles M. Sonsteby
By: /s/ Cynthia T. Jamison Cynthia T. Jamison	By: /s/ Timothy J. Wilmott Timothy J. Wilmott